EXHIBIT 99.1

Report From The President

DATE:	February 15, 2024

FEDERAL HOME LOAN BANK OF NEW YORK

DECLARES A 9.75% DIVIDEND FOR THE FOURTH QUARTER OF 2023

I am pleased to announce that, on February 15, 2024, our Board of Directors approved a dividend for the fourth quarter of 2023 of 9.75% (annualized).  The dividend proceeds will be distributed to FHLBNY member financial institutions on February 16, 2024.

The Federal Home Loan Bank of New York continued to act on our foundational liquidity mission throughout 2023, providing stable access to funding to our members both in periods of stress and in normal market conditions.  Executing on this liquidity mission also bolsters our ability to partner with our members to support affordable housing and community development initiatives across our region and beyond.  The capital that our members invest into our cooperative, along with your continued use of our products and programs, makes all that we do possible, and our quarterly dividend continues to provide a reasonable and consistent return on this investment.

We will publish our 2023 audited financial results in our Form 10-K filing with the Securities and Exchange Commission, which is expected to be filed on or about March 21, 2024.

Sincerely,

José R. González

President and CEO

# # #

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the Risk Factors set forth in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC, as well as regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

FEDERAL HOME LOAN BANK OF NEW YORK • 101 PARK AVENUE • NEW YORK, NY 10178 • T: 212.681.6000 • WWW.FHLBNY.COM